Exhibit 99.1

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Code Chain New Continent Announces Joint Venture with Zhongyou Technology (Shenzhen) Co., Ltd

Commitment to Launch Cryptocurrency Mining Operation with Zero Carbon Footprint

NEW YORK, June 3, 2021 -- Code Chain New Continent Limited (the “Company,” or “Code Chain” or “We”) (NASDAQ: CCNC), a leading eco-technology company, today announced that the Company entered into a Joint Venture Agreement (“JV Agreement”) with Zhongyou Technology (Shenzhen) Co., Ltd. (“Zhongyou”) on June 1, 2021. This agreement establishes a joint venture company, named “Carbon Zero Renewables (Shenzhen) Co., Ltd.” (the “JV Company”), to pursue the development and operation of cryptocurrency mining with zero carbon footprint.

Pursuant to the JV Agreement, JV Company’s registered capital is $1 million and will be contributed 100% in cash by Code Chain. Zhongyou will be responsible for providing teams of technical experts and operating staff, as well as intellectual property rights and know-how. Code Chain and Zhongyou will each own 51% and 49% of the JV Company, respectively.

The JV Company’s mission is to use digital technology to open up the renewable energy industry chain’s upstream and downstream, growing the renewables infrastructure portfolio in the process. The scope of the business is to create a platform to achieve carbon neutrality while upgrading industry transformation, boosting revenues, and adapting to changing market dynamics and volatility.

David (Weidong) Feng, Co-CEO of the Company, commented, "We are pleased to partner with Zhongyou as we continue our strategic transformation for using energy and digital infrastructure growth platform in cryptocurrency mining. As concerns grow over the high energy usage of cryptocurrency mining and its burden to the environment, the establishment of this joint venture will become an important driving force for jointly developing carbon neutral cryptocurrency mining operations. With the combined strengths of our teams, the joint venture will allow us to disrupt high-cost cryptocurrency mining more quickly by using the latest renewables-powered mining technology.”

About Code Chain New Continent Limited

Code Chain New Continent Limited engages in the research, design and development of electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning. Recently, the company has also diversified its business into Bitcoin mining.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.